                                                         Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders of
Enstar Group Limited:

We consent to the incorporation by reference in the registration statements No. 333-149551, 333-148863, 333-148862, 333-141793, 333-212131 and 333-237259 on Form S-8 and registration statements No. 333-195562, 333-198718, 333-215144, 333-220885, 333-220889 and 333-247995 on Form S-3 of our report dated March 1, 2021, except as to changes described in Note 1 and Note 2(t), which are as of June 11, 2021, with respect to the consolidated financial statements and financial statement schedules I to VI of Enstar Group Limited and subsidiaries (the Company) which appears in this Current Report on Form 8-K, and our report dated March 1, 2021, on the effectiveness of the Company's internal control over financial reporting as of December 31, 2020, which appears in the December 31, 2020 annual report on Form 10-K of Enstar Group Limited.

/s/ KPMG Audit Limited
KPMG Audit Limited
Hamilton, Bermuda
June 11, 2021